Electronic Articles of Incorporation	P09000046010
For	FILED May 26, 2009 Sec. Of State jshivers
BHAKTI CAPITAL CORP.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

        Article I
The name of the corporation is:
    BHAKTI CAPITAL CORP.

        Article II
The principal place of business address:
    1560 CALAIS DRIVE
    MIAMI BEACH, FL. US 33141

The mailing address of the corporation is:
    1560 CALAIS DRIVE
    MIAMI BEACH, FL. US 33141

        Article III
The purpose for which this corporation is organized is:
    ANY AND ALL LAWFUL BUSINESS.

        Article IV
he number of shares the corporation is authorized to issue is:
    100000000

        Article V
The name and Florida street address of the registered agent is:
    MICHAEL H HOFFMAN
    1560 CALAIS DRIVE
    MIAMI BEACH, FL.   33141

P09000046010
I certify that I am familiar with and accept the responsibilities of registered agent,	FILED May 26, 2009 Sec. Of State jshivers
Registered Agent Signature: MICHAEL H. HOFFMAN

        Article VI
The name and address of the incorporator is:
    MICHAEL H. HOFFMAN ESQ.
    1560 CALAIS DRIVE
MIAMI BEACH, FL 33141

Incorporator Signature:   MICHAEL H. HOFFMAN

        Article VII
The initial officer(s) and/or directors) of the corporation is/are:
    Title:   P, D
    COLLEEN FOYO
    1560 CALAIS DRIVE
    MIAMI BEACH, FL.   33141 US